UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2019
IRADIMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-36534 (Commission File Number)	73-1408526 (IRS Employer Identification No.)
1025 Willa Springs Dr., Winter Springs, FL (Address of Principal Executive Offices)	32708 (Zip Code)

(407) 677-8022
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.0001	IRMD	NASDAQ Capital Market

Item 8.01          Other Events.

Corporate Executive Trading Plan

On November 5, 2019, Brent Johnson, Executive Vice President of Worldwide Sales and Marketing of Iradimed Corporation (the “Company”), terminated his existing individual written stock trading plan, previously entered into on May 15, 2019, and entered into a new individual written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy (the “New 10b5-1 Plan”).

Under the New 10b5-1 Plan, Mr. Johnson may sell certain amounts of shares daily from November 2019 through May 2020, provided the market price of the Company’s common stock reaches or exceeds certain minimum price thresholds specified by the New 10b5-1 Plan.

The transactions executed in accordance with the New 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: November 6, 2019
	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer